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INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY 11202

                                              Employer Identification Number:
DATE: 6 JAN 1996                                   04-1609330
                                              File Holder Number:
                                                   043004235
MEDFORD SAVINGS BANK                          Person to Contact:
29 HIGH STREET                                     JOHN LILJENULT
MEDFORD, MA 02155                             Contact Telephone Number:
                                                   (718) 488-2411

                                              Plan Name:
                                                SBERA 401K PLAN AS ADOPTED BY
                                                MEDFORD SAVINGS BANK

                                              Plan Number: 002



Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the plan adopted on November 1, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a) (4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

This letter may not be relied upon with respect to whether the plan satisfies qualification requirements as amended by the Uruguay Round




                                                              Letter 835 (DO/CG)
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                                      -2-



MEDFORD SAVINGS BANK



Agreements Act, Pub. L. 103-465.

    We have sent a copy of this letter to your representative as indicated in the power of attorney.

    If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                             Sincerely yours,


                                             /s/ Herbert J. Huff


                                             Herbert J. Huff
                                             District Director


Enclosures:
Publication 794.








                                                              letter 835 (DO/CG)